  Exhibit 31.1

Certification of Principal Executive Officer Pursuant to
Securities Exchange Act Rule 13a-14(a)
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Joseph J Grano Jr,, certify that:

1.
I have reviewed this annual report on Form 10-K of root9B Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017
/s/ Joseph J Grano Jr,
Joseph J Grano Jr,
Chief Executive Officer